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                                                                    EXHIBIT 4.22

                                   $5,000,000

                             Floating Rate MMCapS(SM)

                              HFC Capital Trust II

                               PLACEMENT AGREEMENT

                                                              New York, New York
                                                               November 14, 2001

SANDLER O'NEILL & PARTNERS, L.P.
9 West 57th Street
19th Floor
New York, New York 10019

Ladies and Gentlemen:

                HFC Capital Trust II (the "Trust"), a statutory business trust organized under the Delaware Business Trust Act, 12 Del. C. Section 3801 et seq. (the "Delaware Act"), and Hawthorne Financial Corporation, a Delaware corporation (the "Company" and together with the Trust, the "Offerors"), confirm their agreement (the "Agreement") with Sandler O'Neill & Partners, L.P., as agent of the Offerors (the "Placement Agent"), with respect to the issue and sale by the Trust and the placement by the Placement Agent of $5,000,000 Floating Rate MMCapS(SM) (liquidation amount of $1,000 per security) of the Trust bearing a variable distribution rate per annum, reset semi-annually, equal to LIBOR (as defined in the Indenture (as defined below)) plus 3.75% provided, that the applicable interest rate may not exceed 11.0% through the interest payment date in December, 2006 (the "Capital Securities"). The Capital Securities will be guaranteed by the Company to the extent provided in the Guarantee Agreement, to be dated as of the Closing Time (as defined in Section 2 hereof) (the "Guarantee Agreement"), between the Company and Wilmington Trust Company, as trustee (the "Guarantee Trustee"), with respect to distributions and payments upon liquidation, redemption and otherwise.

        The entire proceeds from the sale of the Capital Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), and will be used by the Trust to purchase $5,155,000 aggregate principal amount of Floating Rate Junior Subordinated Debt Securities due December 8, 2031 (the "Subordinated Debt Securities") issued by the Company. The Capital Securities and the Common Securities will be issued pursuant to the Amended and Restated Declaration of Trust, to be dated as of the Closing Time (the "Declaration"), among the Company, as sponsor, the Administrators named therein (the "Administrators"), Wilmington Trust Company, as institutional trustee (the "Institutional Trustee"), Wilmington Trust Company, as Delaware trustee (the "Delaware Trustee"), and the holders, from time to time, of undivided beneficial interests in the assets of the Trust. The Subordinated Debt Securities will be issued pursuant to the Indenture, to be dated as of the Closing Time (the "Indenture"), between the Company and Wilmington Trust Company, as indenture trustee (the "Indenture Trustee"). The Indenture, the Guarantee Agreement, the Declaration, this Agreement and the Subscription Agreement (as defined in Section 2(a) hereof) are hereinafter referred to collectively as the "Operative Documents."

                SECTION 1. Representations and Warranties.

                        (a) The Trust and the Company, jointly and severally, represent and warrant to the Placement Agent and the Purchaser (as defined in Section 2(a) hereof) of Capital Securities as of the date hereof and as of the Closing Time, and agree with the Placement Agent and the Purchaser, as follows:

                                (i) Similar Offerings. The Offerors have not,
directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Capital Securities in a manner that would require the Capital Securities to be registered under the Securities Act of 1933, as amended (the "Act").

                                (ii) Incorporated Documents. The documents of
the Company filed with the Securities and Exchange Commission (the "Commission") in accordance with the Securities Exchange Act of 1934, as amended (the "1934 Act"), from and including the commencement of the fiscal year covered by the Company's most recent Annual Report on Form 10-K, at the time they were or hereafter are filed by the Company with the Commission (collectively, the "1934 Act Reports"), complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, at the date of this Agreement and at the Closing Time, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to the Company's annual report on Form 10-K, quarterly reports on Form 10-Q or current reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which the Company or any of its subsidiaries is a party.

                                (iii) Independent Accountants. The accountants
of the Company who certified the financial statements included in the 1934 Act Reports are independent public accountants of the Company and its subsidiaries within the meaning of the 1933 Act and the rules and regulations of the Commission thereunder (the "1933 Act Regulations").

                                (iv) Financial Statements and Information. The
consolidated historical financial statements of the Company, together with the related schedules and notes, included in the 1934 Act Reports present fairly, in all material respects, the respective consolidated financial positions of the Company and its consolidated subsidiaries at the respective dates indicated, and the consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the respective periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods



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involved, except as disclosed in the notes to such financial statements; the supporting schedules, if any, included in the 1934 Act Reports present fairly, in all material respects, the information required to be stated therein and any pro forma financial statements and the related notes thereto included in the 1934 Act Reports present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                                (v) No Material Adverse Change. Since the
respective dates as of which information is given in the 1934 Act Reports, there has not been (A) any material adverse change in the condition, financial, regulatory or otherwise, or in the earnings, business affairs or business prospects of the Trust or of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect") or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                                (vi) Regulatory Enforcement Matters. Neither the
Company or any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to, any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or, other than as disclosed in Schedule 1(a)(vi) attached hereto, is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been, a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a "Regulatory Agreement") nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement; and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. As used herein, the term "Regulatory Agency" means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its subsidiaries.

                                (vii) No Undisclosed Liabilities. Neither the
Company nor any of its subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its subsidiaries giving rise to any such liability), except (i) for liabilities set forth in the financial statements referred to in section 1(a)(iv) above and (ii) normal fluctuations in the amount of the



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liabilities referred to in clause (i) above occurring in the ordinary course of business of the Company and all of its subsidiaries since the date of the most recent balance sheet included in such financial statements.

                                (viii) Good Standing of the Company. The Company
has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority under such laws to own, lease and operate its properties and to conduct its business and to enter into and perform its obligations under each of the Operative Documents to which it is a party; and the Company is duly registered as a savings and loan holding company under the Home Owners' Loan Act of 1933, as amended.

                                (ix) Good Standing of the Subsidiaries. Each
"significant subsidiary" (as defined in Rule 1-02 of Regulation S-X) of the Company (a "Significant Subsidiary") has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction in which it is chartered and has full power and authority under such laws to own, lease and operate its properties and to conduct its current and contemplated business; and the deposit accounts of each of the Company's subsidiary banks are insured up to the applicable limits by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC") to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the revocation or termination of such insurance is pending or, to the knowledge of the Company, threatened.

                                (x) Foreign Qualifications. The Company and its
subsidiaries are each duly qualified as a foreign corporation to transact business and are each in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing, in the reasonable judgment of the Company, is not expected to result in a Material Adverse Effect.

                                (xi) Capital Stock Duly Authorized and Validly
Issued. All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right; and none of the issued and outstanding capital stock of the Company or its Significant Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, under the charter, by-laws or code of regulations of the Company or any of its Significant Subsidiaries or under any agreement to which the Company or any of its Significant Subsidiaries is a party.

                                (xii) Good Standing of the Trust. The Trust has
been duly created and is validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as provided in the Declaration, to enter into and perform its obligations under the Operative Documents to which it is a party, as applicable, and to issue the Capital Securities and the Common Securities; the Trust is not a party to or otherwise bound by any agreement other than the Operative Documents to



                                       4
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which it is a party; and the Trust is, and will be, under current law, classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

                                (xiii) Authorization of Common Securities. At
the Closing Time, the Common Securities will have been duly authorized for issuance by the Trust pursuant to the Declaration and, when duly issued and executed in accordance with the Declaration and delivered by the Trust to the Company against payment therefor in accordance with the subscription agreement therefor, will be validly issued and fully paid and nonassessable undivided common beneficial ownership interests in the assets of the Trust; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Time, all of the issued and outstanding Common Securities of the Trust will be owned directly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

                                (xiv) Authorization of Capital Securities. At
the Closing Time, the Capital Securities will have been duly authorized for issuance by the Trust pursuant to the Declaration, and when duly issued, executed and authenticated in accordance with the Declaration and delivered by the Trust against payment therefor as provided herein and in the Subscription Agreement, will be validly issued and fully paid and nonassessable undivided preferred beneficial ownership interests in the assets of the Trust; the issuance of the Capital Securities will not be subject to preemptive or other similar rights; and the Capital Securities will be in the form contemplated by, and entitled to the benefits of, the Declaration.

                                (xv) Authorization of Agreement. This Agreement
has been duly authorized, executed and delivered by each of the Offerors.

                                (xvi) Authorization of Declaration. The
Declaration has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and the Administrators, and assuming due authorization, execution and delivery of the Declaration by the Institutional Trustee and the Delaware Trustee, the Declaration will be, at the Closing Time, a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) (collectively, the "Enforceability Exceptions").

                                (xvii) Authorization of Guarantee Agreement. The
Guarantee Agreement has been duly authorized by the Company; and, at the Closing Time, the Guarantee Agreement will have been duly executed and delivered by the Company and will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by the Enforceability Exceptions.

                                (xviii) Authorization of Indenture. The
Indenture has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and will constitute a valid, legal and binding agreement of the



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Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by the Enforceability Exceptions.

                                (xix) Authorization of Subordinated Debt
Securities. The Subordinated Debt Securities have been duly authorized by the Company; at the Closing Time, the Subordinated Debt Securities will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered by the Company to the Trust against payment therefor as contemplated in the subscription agreement therefor, will constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by the Enforceability Exceptions; the Subordinated Debt Securities will be in the form contemplated by, and entitled to the benefits of, the Indenture; and the Company has no present intention to exercise its option to defer payments of interest on the Subordinated Debt Securities as provided in the Indenture.

                                (xx) Authorization of Administrators. Each of
the Administrators of the Trust is an officer or employee of the Company and has been duly authorized by the Company to execute and deliver the Declaration.

                                (xxi) Not an Investment Company. Neither the
Trust nor the Company is, and immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom neither the Trust nor the Company will be, an "investment company" required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                                (xxii) Absence of Defaults and Conflicts. The
Trust is not in violation of the trust certificate of the Trust filed with the State of Delaware (the "Trust Certificate") or the Declaration, and neither the Company nor any of its Significant Subsidiaries is in violation of its charter, by-laws or code of regulations; none of the Trust, the Company or any subsidiary of the Company is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of them may be bound or to which any of its properties or assets is subject (collectively, "Agreements and Instruments"), except for such defaults under Agreements and Instruments that, in the reasonable judgment of the Company, are not expected to result in a Material Adverse Effect; and the execution, delivery and performance of the Operative Documents by the Trust or the Company, as the case may be, the issuance, sale and delivery of the Capital Securities and the Subordinated Debt Securities, the consummation of the transactions contemplated by the Operative Documents, and compliance by the Offerors with the terms of the Operative Documents to which they are a party have been duly authorized by all necessary corporate action on the part of the Company and, at the Closing Time, will have been duly authorized by all necessary action on the part of the Trust, and do not and will not, whether with or without the giving of notice or passage of time or both, violate, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any, security interest, mortgage, pledge, lien, charge, encumbrance, claim or equitable right upon any properties or assets of the Trust, the Company or any of its Significant Subsidiaries pursuant to any of the Agreements and Instruments, nor will such action result in



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any violation of the provisions of the charter, by-laws or code of regulations of the Company or any of its Significant Subsidiaries or the Declaration or the Trust Certificate, or violation by the Company or any of its Significant Subsidiaries of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Trust or the Company or any of its Significant Subsidiaries or their respective properties or assets (collectively, "Governmental Entities"). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust or the Company or any of its Significant Subsidiaries prior to its scheduled maturity.

                                (xxiii) Absence of Labor Dispute. No labor
dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the executive officers of the Company, is imminent, which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect.

                                (xxiv) Absence of Proceedings. There is no
action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity, now pending, or, to the knowledge of the Trust or the Company, threatened, against or affecting the Trust or the Company or any of its subsidiaries, which, in the reasonable judgment of the Trust or the Company, is expected to result in a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by the Operative Documents or the performance by the Trust or the Company of its obligations hereunder or thereunder; and the aggregate of all pending legal or governmental proceedings to which the Trust or the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, are not, in the reasonable judgment of the Company or the Trust, expected to result in a Material Adverse Effect.

                                (xxv) Absence of Further Requirements. No filing
with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Trust or the Company of their obligations under the Operative Documents, as applicable, or the consummation by the Trust and the Company of the transactions contemplated by the Operative Documents.

                                (xxvi) Possession of Licenses and Permits. Each
of the Trust, the Company and the subsidiaries of the Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate Governmental Entities necessary to conduct the business now operated by them that is material to the Trust or the Company and its subsidiaries considered as one enterprise; each of the Trust, the Company and the subsidiaries of the Company is in compliance with the terms and conditions of all of its Governmental Licenses, except where the failure so to comply, in the reasonable judgment of the Company, is not expected to, singularly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect, in the reasonable judgment of the Company, is not



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expected to have a Material Adverse Effect; and none of the Trust, the Company or any subsidiary of the Company has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singularly or in the aggregate, in the reasonable judgment of the Company or the Trust, is expected to result in a Material Adverse Effect.

                                (xxvii) Title to Property. Each of the Trust,
the Company and the subsidiaries of the Company has good and marketable title to all of their respective real and personal properties, in each case free and clear of all liens, encumbrances and defects, except such as, in the reasonable judgment of the Trust or the Company, singularly or in the aggregate, are not expected to result in a Material Adverse Effect; and all of the leases and subleases under which the Trust, the Company or any subsidiary of the Company holds properties, are in full force and effect, except when the failure of such leases and subleases to be in full force and effect, in the reasonable judgment of the Company, singularly or in the aggregate, is not expected to have a Material Adverse Effect, and none of the Trust, the Company or any subsidiary of the Company has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Trust, the Company or any subsidiary of the Company under any of the leases or subleases under which the Trust, the Company or any subsidiary of the Company holds properties, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except when such claim, in the reasonable judgment of the Company, singularly or in the aggregate, is not expected to have a Material Adverse Effect.

                                (xxviii) Stabilization. The Company has not
taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Capital Securities.

                                (xxix) No General Solicitation. Neither the
Trust or the Company nor any of their Affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on its or any of their behalf (other than the Placement Agent, as to whom the Offerors make no representation) has engaged or will engage, in connection with the offering of the Capital Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

                                (xxx) No Directed Selling Efforts. Neither the
Trust or the Company nor any of their Affiliates or any person acting on its or any of their behalf (other than the Placement Agent, as to whom the Offerors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the 1933 Act ("Regulation S") with respect to the offering of the Capital Securities.

                                (xxxi) No Registration. Subject to compliance by
the Placement Agent with the relevant provisions of Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Capital Securities by the Trust in the manner contemplated by this Agreement to register the Capital Securities, the guarantee as described in the Guarantee Agreement or the Subordinated Debt Securities under the 1933 Act or to qualify the Declaration, the Guarantee Agreement or the Indenture under the Trust Indenture Act of 1939, as amended.



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                                (xxxii) No Integration. Within the period of the
preceding six months prior to the date hereof, neither the Company or the Trust nor any other person acting on behalf of the Company or the Trust has offered or sold to any person any Capital Securities, or any securities of the same or a similar class as the Capital Securities, other than the Capital Securities referred to herein.

                        (b) Any certificate signed by any Trustee of the Trust or any duly authorized officer of the Company or any of its subsidiaries and delivered to you or to counsel for the Placement Agent shall be deemed a representation and warranty by the Trust or the Company, as the case may be, to the Placement Agent as to the matters covered thereby.

                SECTION 2. Sale and Delivery through Placement Agent; Closing.

                        (a) The Offerors propose to issue and sell the Capital Securities on November 28, 2001 (or such other time mutually agreed to by the Offerors and the Placement Agent) (the "Closing Time") to MM Community Funding II, Ltd, a newly formed company with limited liability incorporated under the laws of the Cayman Islands (the "Purchaser"), pursuant to the terms of the Capital Securities Subscription Agreement, to be entered into on or prior to the Closing Time (the "Subscription Agreement"), between the Offerors and the Purchaser. The Offerors agree to execute the Subscription Agreement with the Purchaser and to return the same to the Placement Agent. In addition, the Offerors agree that the Purchaser shall be entitled to the benefit of, and to rely on, the provisions of this Agreement to the extent such provisions address or relate to the Purchaser or the Capital Securities to be purchased by the Purchaser.

                        (b) The Offerors hereby grant to the Placement Agent the exclusive right to arrange the placement of the Capital Securities with the Purchaser on their behalf. The Placement Agent accepts such right and agrees to use its best efforts, on and prior to the Closing Time, to effect such placement.

                        (c) Deliveries of certificates for the Capital Securities shall be made by the Trust to or on behalf of the Purchaser at the offices of Cleary, Gottlieb, Steen & Hamilton in The City of New York, and payment of the purchase price for the Capital Securities shall be made by the Purchaser to the Trust by wire transfer of immediately available funds to a bank designated by the Company contemporaneous with closing at the Closing Time.

                Certificates for the Capital Securities in the aggregate liquidation amount thereof shall be registered in the name of the Purchaser.

                        (d) As compensation to the Placement Agent for its placement of the Capital Securities and in view of the fact that the proceeds of the sale of the Capital Securities will be used to purchase the Subordinated Debt Securities of the Company, the Company hereby agrees to pay at the Closing Time to the Placement Agent in immediately available funds a commission of $30.00 per Capital Security to be delivered by the Trust hereunder at the Closing Time.

                        (e) In performing its duties under this Agreement, the Placement Agent shall be entitled to rely upon any notice, signature or writing which the Placement Agent



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shall in good faith believe to be genuine and to be signed or presented by a proper party or parties. The Placement Agent may rely upon any opinions or certificates or other documents delivered by the Offerors or their counsel or designees either to it or the Purchaser. In addition, in connection with the performance of its duties under this Agreement, the Placement Agent shall not be liable for any error of judgment or any action taken or omitted to be taken unless it was grossly negligent or engaged in willful misconduct in connection with such performance or non-performance. No provision of this Agreement shall require the Placement Agent to expend or risk its own funds or otherwise incur any financial liability on behalf of the Purchaser in connection with the performance of any of its duties hereunder. The Placement Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement.

                SECTION 3. Notice of Material Events. The Offerors covenant with the Placement Agent and the Purchaser that prior to the completion of the initial placement of the Capital Securities through the Placement Agent, the Offerors will immediately notify the Placement Agent, and confirm such notice in writing, of any event or development that, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect.

                SECTION 4. Payment of Expenses. Whether or not this Agreement or the Subscription Agreement is terminated or the sale of the Capital Securities is consummated, the Company, as borrower under the Subordinated Debt Securities, will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, issuance and delivery of the certificates for the Capital Securities and Subordinated Debt Securities, (ii) the fees and disbursements of the Company's counsel, accountants and other advisors, and (iii) the fees and expenses of any trustee appointed under any of the Operative Documents, including the fees and disbursements of counsel for such trustees.

                SECTION 5. Conditions of Placement Agent's Obligations. The obligations of the Placement Agent and the Purchaser at the Closing Time are subject to the accuracy of the representations and warranties of the Offerors contained in Section 1 hereof or in certificates of any Administrator of the Trust or any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Offerors of their obligations hereunder, and to the following further conditions:

                        (a) Opinion of Counsel for Offerors. At the Closing Time, the Placement Agent shall have received the favorable opinion, dated as of the Closing Time, of Thacher Proffitt & Wood, special counsel to the Offerors, in substantially the form set out in Annex A hereto, in form and substance reasonably satisfactory to counsel for the Placement Agent. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of Administrators of the Trust, officers of the Company or any of its subsidiaries and public officials.

                        (b) Opinion of Special Delaware Counsel for the Trust. At the Closing Time, the Placement Agent shall have received the favorable opinion, dated as of the Closing Time, of Morris, James, Hitchens & Williams LLP, special Delaware counsel for the Company and the Trust, in substantially the form set out in Annex B hereto, in form and substance reasonably satisfactory to counsel for the Placement Agent.

                        (c) Opinion of Special Tax Counsel for the Offerors. At the Closing Time, the Placement Agent shall have received an opinion, dated as of the Closing Time, of Thacher Proffitt & Wood, special tax counsel to the Offerors that (i) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation and (ii) the Subordinated Debt Securities will constitute indebtedness of the Company for United States federal income tax purposes, in substantially the form set out in Annex C hereto. Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Company and other documents deemed necessary for such opinion.

                        (d) Opinion of Counsel to the Guarantee Trustee, the Institutional Trustee, the Delaware Trustee and the Indenture Trustee. At the Closing Time, the Placement Agent shall have received the favorable opinion, dated as of the Closing Time, of Morris, James, Hitchens & Williams LLP, counsel for the Guarantee Trustee, the Institutional Trustee, the Delaware Trustee and the Indenture Trustee, in substantially the form set out in Annexes D and E hereto, in form and substance reasonably satisfactory to counsel for the Placement Agent.

                        (e) Certificates. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the 1934 Act Reports, any Material Adverse Effect, and the Placement Agent shall have received a certificate of the Chairman, the Chief Executive Officer, the President, any Senior Vice President or any Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company and a certificate of an Administrator of the Trust, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1 hereof were true and correct when made and are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Offerors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time.

                        (f) Maintenance of Ratings. Between the date of this Agreement and the Closing Time, there shall not have occurred a downgrading in or withdrawal of the rating assigned to the Company's debt securities or preferred stock by any nationally recognized statistical rating organization, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Company's debt securities or preferred stock.

                        (g) Sale of Securities. The Purchaser shall have sold securities issued by it in such an amount that the net proceeds therefrom shall be available at the Closing Time and shall be sufficient to purchase the Capital Securities and all other capital securities contemplated in agreements similar to this Agreement and the Subscription Agreement.

                        (h) Additional Documents. At the Closing Time, the Placement Agent and the Purchaser shall have been furnished such documents and opinions as they may reasonably request in connection with the issue, sale and placement of the Capital Securities; and all proceedings taken by the Offerors in connection with the issuance, sale and placement of the Capital Securities shall be satisfactory in form and substance to the Placement Agent and the Purchaser.

                        (i) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Placement Agent by notice to the Offerors at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in
Section 4 hereof and except that Sections 7 and 8 hereof shall survive any such termination and remain in full force and effect.

                SECTION 6. Offers and Sales of the Capital Securities.

                        (a) Offer and Sale Procedures. The Placement Agent and the Offerors hereby establish and agree to observe the following provisions with respect to the offer, issue, sale and placement of the Capital Securities:

                                (i) Offers and Sales only to the Purchaser.
Offers and sales of the Capital Securities will be made in the United States or pursuant to Regulation S outside the United States only to the Purchaser in a transaction not requiring registration under the 1933 Act.

                                (ii) No General Solicitation. No general
solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in connection with the offering of the Capital Securities.

                                (iii) No Directed Selling Efforts. No directed
selling efforts (within the meaning of Regulation S) will be used with respect to the offering of the Capital Securities.

                                (iv) Purchaser Notification. Prior to or
contemporaneously with the purchase of the Capital Securities by the Purchaser, the Placement Agent will take reasonable steps to inform the Purchaser that the Capital Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in accordance with an exemption from registration under the 1933 Act and (C) may not be offered, sold or otherwise transferred except (1) to the Company or (2) in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act ("Rule 144A")) that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, (y) Regulation S to a non-U.S. person in an offshore transaction or (z) any other available exemption from registration under the 1933 Act (including the exemption provided by Rule 144).

                        (b) Covenants of the Offerors. Each of the Offerors, jointly and severally, covenant with the Placement Agent and the Purchaser as follows:

                                (i) Due Diligence. In connection with the
initial placement of the Capital Securities, the Offerors agree that, prior to any offer or sale of the Capital Securities through the Placement Agent, the Placement Agent and the Purchaser shall have the right to make reasonable inquiries into the business of the Trust, the Company and the subsidiaries of the Company. The Offerors also agree to provide answers to the Placement Agent and the Purchaser, if requested, concerning the Trust, the Company and the subsidiaries of the Company

(to the extent that such information is available or can be acquired and made available without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law) and the terms and conditions of the offering of the Capital Securities and the Subordinated Debt Securities.

                                (ii) Integration. The Offerors agree that they
will not, and will cause their Affiliates not to, make any offer or sale of securities of the Offerors of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or otherwise.

                                (iii) Restriction on Repurchases. Until the
expiration of two (2) years (or such shorter period as may hereafter be referred to in Rule 144(k) (or similar successor rule)) after the original issuance of the Capital Securities, the Offerors will not, and will cause their Affiliates not to, purchase or agree to purchase or otherwise acquire any Capital Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise unless, immediately upon any such purchase, the Offerors or any Affiliate shall submit such Capital Securities to the Institutional Trustee for cancellation.

                SECTION 7. Indemnification.

                        (a) Indemnification of the Placement Agent and the Purchaser. The Offerors agree, jointly and severally, to indemnify and hold harmless: (x) the Placement Agent and the Purchaser, (y) each person, if any, who controls (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) the Placement Agent or the Purchaser (each such person, a "controlling person") and (z) the respective partners, directors, officers, employees and agents of the Placement Agent and the Purchaser or any such controlling person, as follows:

                                (i) against any and all loss, liability, claim,
damage and expense whatsoever, as incurred, relating to or arising out of, or based upon, in whole or in part, (A) any untrue statement or alleged untrue statement of a material fact included in the 1934 Act Reports, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (B) any untrue statement or alleged untrue statement of material fact contained in any information (whether written or oral) or documents executed in favor of or furnished or made available to the Placement Agent or the Purchaser by the Offerors; (C) any omission or alleged omission to state in any information (whether written or oral) or documents executed in favor of or furnished or made available to the Placement Agent or the Purchaser by the Offerors a material fact necessary to make the statements therein not misleading; or (D) the breach or alleged breach of any representation, warranty and agreement of any Offeror contained herein or in the Subscription Agreement;

                                (ii) against any and all loss, liability, claim,
damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or breach or alleged breach of any such representation, warranty or agreement; provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Offerors; and

                                (iii) against any and all expense whatsoever, as
incurred (including the fees and disbursements of counsel chosen by the Placement Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, or breach or alleged breach of any such representation, warranty or agreement, to the extent that any such expense is not paid under (i) or (ii) above;

        provided, however, that the Company shall indemnify and hold harmless the Trust against any and all loss, liability, claim, damage and expense whatsoever, as incurred, which is due from the Trust pursuant to the foregoing.

                        (b) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof, and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected by the Placement Agent. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                        (c) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have validly requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, provided, however, that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party (1) reimburses such indemnified party with respect to those fees and expenses of counsel that it determines in good faith are reasonable and (2) provides written notice within ten (10) days after receipt of the request for reimbursement to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

                SECTION 8. Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in Section 7 hereof is for any reason held to be unenforceable for the benefit of an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors, on the one hand, and the Placement Agent, on the other hand, from the offering of the Capital Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors, on the one hand, and the Placement Agent, on the other hand, in connection with the statements, omissions or breaches which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                The relative benefits received by the Offerors, on the one hand, and the Placement Agent, on the other hand, in connection with the offering of the Capital Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Capital Securities pursuant to this Agreement (before deducting expenses) received by the Offerors and the total commission received by the Placement Agent bear to the aggregate of such net proceeds and commissions.

                The Offerors and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement, omission or alleged omission or breach or alleged breach.

                Notwithstanding the provisions of this Section 8, the Placement Agent shall not be required to contribute any amount in excess of the total commissions received by it.

                No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                For purposes of this Section 8, the Purchaser, each person, if any, who controls the Placement Agent or the Purchaser within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act and the respective partners, directors, officers, employees and agents of the Placement Agent, the Purchaser or any such controlling person shall have the same rights to contribution as the Placement Agent, while each officer and director of the Company, each Trustee of the Trust and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Offerors.

                SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or Trustees of the Trust submitted pursuant hereto shall remain operative and in full force and effect, and shall survive delivery of the Capital Securities by the Trust.

                SECTION 10. Termination of Agreement.

                        (a) Termination; General. The Placement Agent may terminate this Agreement, by notice to the Offerors, at any time at or prior to the Closing Time if, since the time of execution of this Agreement or, in the case of (i), since the respective dates as of which information is given in the 1934 Act Reports, (i) there has occurred any Material Adverse Effect, or (ii) there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or any other calamity or crisis, or any change or development involving political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Placement Agent, impracticable to market the Capital Securities or to enforce contracts for the sale of the Capital Securities, or
(iii) trading in any securities of the Company has been suspended or limited by the Commission or any national stock exchange or market on or in which such securities are traded or quoted, or if trading generally on the American Stock Exchange, the New York Stock Exchange or the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers or any other governmental authority, or (iv) a banking moratorium has been declared by United States federal, Delaware or New York authorities.

                        (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7 and 8 hereof shall survive such termination and remain in full force and effect.

                SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Placement Agent shall be directed to Sandler O'Neill & Partners, L.P., as follows: to date until March 1, 2002, 9 West 57th Street, 19th Floor, New York, New York 10019, Attention: Thomas W. Killian, Principal, and on and after March 1, 2002, 919 3rd Avenue, 6th Floor, New York, New York 10022, Attention: Thomas
W. Killian, Principal, in each case with a copy to Cleary, Gottlieb, Steen & Hamilton, 2000 Pennsylvania

Avenue, N.W., Washington, D.C. 20006, Attention: Kenneth L. Bachman, Esq.; and notices to the Offerors shall be directed to Hawthorne Financial Corporation, 2381 Rosecrans Avenue, El Segundo, California 90245, Attention: Eileen Lyon, with a copy to Thacher Proffitt & Wood, 11 West 42nd Street, New York, New York 10036, Attention: Robert C. Azarow.

                SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon each of the Placement Agent and the Offerors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Placement Agent, the Purchaser and the Offerors, and their respective successors and the controlling persons and other persons referred to in Sections 1, 7 and 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Placement Agent, the Purchaser and the Offerors and their respective successors, and said controlling persons and other persons and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

                SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

                EACH OF THE TRUST AND THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES (INCLUDING, WITHOUT LIMITATION, THE TRUST), HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE TRUST AND THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES (INCLUDING, WITHOUT LIMITATION, THE TRUST), IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                SECTION 14. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Placement Agent and the Offerors in accordance with its terms.

                                        Very truly yours,



                                        HAWTHORNE FINANCIAL CORPORATION

                                        By:
                                           -------------------------------------
                                           Simone Lagomarsino
                                           President and Chief Executive Officer

                                        HFC CAPITAL TRUST II

                                        By:
                                           -------------------------------------
                                           Simone Lagomarsino
                                           Administrator

CONFIRMED AND ACCEPTED,
as of the date first above written:

SANDLER O'NEILL & PARTNERS, L.P.

By: Sandler O'Neill & Partners Corp.,
    the sole general partner

By:
   ----------------------------------
   Catherine A. Lawton
   Vice President

  SCHEDULE 1(a)(vi) TO THE PLACEMENT AGREEMENT BY AND AMONG HAWTHORNE FINANCIAL CORPORATION, HFC CAPITAL TRUST II AND SANDLER O'NEILL & PARTNERS, L.P.

                In response to the Office of Thrift Supervision's Year 2000 Examination of Hawthorne Savings, F.S.B., a subsidiary of the Company (the "Bank"), the OTS requested and the Bank committed to providing prior notification to the OTS if management or the Board decides to reduce the Bank's internal capital requirements below the 6.50% core capital and 11.0% risk-based capital ratios.

                This agreement is not a written capital directive from the OTS, but an oral mutual agreement between the OTS and the Bank, and it does not currently restrict in any material respect the conduct of the Bank's business and, in the reasonable judgment of the Company, is not expected to result in a Material Adverse Effect. At September 30, 2001, the Bank's core capital ratio was 7.93%, and its risk-based capital ratio was 12.23%.

                                                                         ANNEX A

Pursuant to Section 5(a) of the Placement Agreement, counsel to the Company shall deliver an opinion in substantially the following form:

                1. The Company is incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                2. The Company has corporate power and authority to (i) execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party and (ii) issue and perform its obligations under the Subordinated Debt Securities.

                3. The Company is registered as as a savings and loan holding company under the Home Owners' Loan Act of 1933, as amended.

                4. (i) The Bank is validly existing and in good standing under the laws of the jurisdiction of its organization, and (ii) to the best of our knowledge, all of the issued and outstanding shares of capital stock of the Bank are owned of record by the Company, directly or through subsidiaries.

                5. The deposit accounts of the Bank are insured by the Federal Deposit Insurance Company up to the maximum amount allowable under applicable law.

                6. No consent, approval, authorization or order of or filing, registration or qualification with any Governmental Entity is required in connection with the execution and delivery by the Company of the Operative Documents and the consummation of the transactions contemplated thereby except as have already been obtained or made.

                7. The Trust has been created and is validly existing and in good standing as a business trust under the Delaware Business Trust Act.

                8. Under the Delaware Business Trust Act and the Amended Declaration, the Trust has the requisite power and authority to (i) own its current properties and conduct its current business (all as described in the Amended Declaration), (ii) execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party, (iii) issue and perform its obligations under the Capital Securities and the Common Securities and (iv) purchase and hold the Subordinated Debt Securities.

                9. Under the Delaware Business Trust Act and the Amended Declaration, the execution and delivery by the Trust of the Operative Documents to which it is a party, and the performance by the Trust of its obligations thereunder, have been duly authorized by the requisite trust action on the part of the Trust.

                10. The issuance and sale by the Trust of the Capital Securities and Common Securities, the execution, delivery and performance by the Trust of the Operative Documents to which it is a party, the consummation by the Trust of the transactions contemplated thereby and compliance by the Trust with its obligations thereunder are not prohibited by (i) the Amended

Declaration or (ii) any applicable statute, governmental rule or regulation of the State of Delaware.

                11. No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely as a result of the issuance and sale of the Capital Securities and the Common Securities or the performance by the Trust of its obligations under the Operative Documents to which it is a party.

                12. Assuming that the Trust derives no income from or in connection with sources within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, the holders of the Capital Securities (other than those holders of Capital Securities who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

                13. Each of the Placement Agreement and the Capital Securities Subscription Agreement has been duly authorized, executed and delivered by each of the Company and the Trust.

                14. The Amended Declaration has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and the Administrative Trustees, enforceable against each such party in accordance with its terms.

                15. The Capital Securities and the Common Securities have been duly authorized for issuance by the Amended Declaration; and the Capital Securities, when duly issued, executed and authenticated in the manner provided for in the Amended Declaration and delivered against payment therefor in accordance with the Capital Securities Subscription Agreement and the Amended Declaration, will be validly issued and, subject to the qualifications set forth in paragraph 16 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will entitle the holders thereof to the benefits of the Amended Declaration.

                16. The holders of the Capital Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; it being understood, however, that the holders of the Capital Securities may be obligated, pursuant to the Amended Declaration, to provide (i) indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of certificates evidencing such capital securities ("Capital Security Certificates") and the issuance of replacement Capital Security Certificates, and (ii) security or indemnity in connection with requests of or directions to the Institutional Trustee to exercise its rights and powers under the Amended Declaration.

                17. Under the Delaware Business Trust Act and the Amended Declaration, the issuance of the Capital Securities and the Common Securities by the Trust will not be subject to preemptive rights.

                18. The Common Securities, when duly issued and executed in accordance with the Amended Declaration and delivered against payment therefor in accordance with the Amended Declaration and the Common Securities Subscription Agreement, will be validly issued undivided beneficial interests in the assets of the Trust.

                19. Each of the Operative Documents to which the Trust is a party (other than the Placement Agreement and the Capital Securities Subscription Agreement, as to which we have opined in paragraph 13 above) has been duly authorized, executed and delivered by the Trust and constitutes a valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms.

                20. The Guarantee Agreement has been duly authorized, executed, and delivered by the Company and, assuming the due authorization, execution and delivery by the Trustee, constitutes a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms.

                21. Each of the Operative Documents to which the Company is a party (other than the Placement Agreement and the Capital Securities Subscription Agreement, the Amended Declaration and the Guarantee Agreement, as to which we have opined in paragraphs 13, 14 and 20 above) has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                22. The Subordinated Debt Securities have been duly authorized for issuance by the Company pursuant to the Indenture and, when executed, authenticated and delivered in the manner provided for in the Indenture and paid for in accordance with the Debenture Subscription Agreement, will constitute valid and binding obligations of the Company and will entitle the holders thereof to the benefits of the Indenture, enforceable against the Company in accordance with their terms.

                23. The execution, delivery and performance of the Operative Documents, as applicable, by the Company and the Trust and the consummation by the Company and the Trust of the transactions contemplated by the Operative Documents, as applicable, will not result in any violation of the charter or bylaws of the Company or the Bank or the Amended Declaration or the Certificate of Trust.

                24. Assuming (i) the accuracy of the representations and warranties, and compliance with the agreements, contained in the Placement Agreement and the Capital Securities Subscription Agreement and (ii) that the Capital Securities are sold in the manner contemplated by, and in accordance with, the Placement Agreement, the Capital Securities Subscription Agreement and the Amended Declaration, it is not necessary in connection with the offer, sale and delivery of the Capital Securities by the Trust to the Purchaser to register the



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

Capital Securities, the Guarantee Agreement or the Subordinated Debt Securities under the 1933 Act or to qualify an indenture under the Trust Indenture Act of 1939, as amended.

                25. Neither the Company nor the Trust is, and, following the issuance of the Capital Securities and the consummation of the transactions contemplated by the Operative Documents and the application of the proceeds therefrom, neither the Company nor the Trust will be, an "investment company" required to be registered under the Investment Company Act of 1940, as amended.

                In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of New York, the corporate laws of the State of Delaware and the Federal laws of the United States and (B) rely as to matters involving the application of laws of any jurisdiction other than New York and Delaware or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to you and as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.



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

                                                                         ANNEX B

                Pursuant to Section 5(b) of the Placement Agreement, Morris, James, Hitchens & Williams LLP shall deliver an opinion in the following form.

                (i) The Trust has been duly created and is validly existing as a business trust in good standing under the Business Trust Act. Under the Business Trust Act and the Declaration of Trust, the Trust has all requisite trust power and authority (i) to execute and deliver, and to perform its obligations under, the Common Securities Subscription Agreement, the Capital Securities Subscription Agreement, the Debenture Subscription Agreement and the Placement Agreement (together, the "Trust Documents") to which it is a party, (ii) to authorize, issue, sell and perform its obligations under its Common Securities and Capital Securities (together, the "Trust Securities"), (iii) to purchase and hold the Subordinated Debt Securities and (iv) to own its property and conduct its business as described in the Declaration of Trust.

                (ii) Under the Delaware Business Trust Act and the Declaration of Trust, the execution and delivery by the Trust of the Trust Documents to which it is a party, and the performance by the Trust of its obligations hereunder, have been duly authorized by all necessary business trust action on the part of the Trust.

                (iii) The Declaration of Trust constitutes a valid and binding obligation of the Company and the Trustees, enforceable against the Company and the Trustees, in accordance with its terms, subject, as to enforcement, to the effect upon the Declaration of (a) bankruptcy, insolvency, moratorium, receivership, liquidation, fraudulent conveyance and transfer, reorganization and other similar laws relating to or affecting the remedies and rights of creditors, (b) general principles of equity (regardless of whether considered or applied in a proceeding in equity or at law), (c) considerations of public policy or the effect of applicable law relating to fiduciary duties, and (d) principles of course of dealing or course of performance and standards of good faith, fair dealing, materiality or reasonableness that may be applied by a court to the exercise of rights or remedies.

                (iv) The Common Securities of the Trust have been duly authorized for issuance by the Trust and when issued and delivered by the Trust to the Company against payment therefor as described in the Declaration of Trust and the terms of the Common Securities Subscription Agreement, will be validly issued undivided beneficial interests in the assets of the Trust. Under the Declaration of Trust and the Business Trust Act, the issuance of the Common Securities is not subject to preemptive or other similar rights; provided, that such counsel may note that the holders of Common Securities may be required to make payment or provide indemnity or security as set forth in the Declaration.

                (v) The Capital Securities of the Trust have been duly authorized for issuance by the Trust, and, when issued, executed, authenticated and delivered and when paid for in accordance with the terms of the Declaration of Trust and the terms of the Capital Securities Subscription Agreement, will be fully paid and validly issued and, subject to the limitations set forth in this paragraph (v) below, non-assessable undivided beneficial interests in the assets of the Trust and will entitle the holders thereof to the benefits of the Declaration of Trust. Under the Declaration of Trust and the Business Trust Act, the issuance of the Capital Securities of the

Trust is not subject to preemptive or other similar rights. The holders of the Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided that such counsel need express no opinion as to any holder of a Capital Security that is, was or becomes a named Trustee of the Trust. Such counsel may note that the holders of the Capital Securities may be required to make payment or provide indemnity or security as set forth in the Declaration.

                (vi) The issuance and sale by the Trust of its Trust Securities, the execution, delivery and performance by the Trust of the Trust Documents to which it is a party, the consummation by the Trust of the transactions contemplated by the Trust Documents to which it is a party and the compliance by the Trust with its obligations under the Trust Documents to which it is a party do not violate (a) any of the provisions of the Certificate of Trust of the Trust or the Declaration of Trust or (b) any Delaware law or Delaware administrative regulation applicable to the Trust.

                (vii) Assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Business Trust Act and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, no authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with the issuance and sale by the Trust of its Trust Securities, the due authorization, execution and delivery of the Trust Documents to which it is a party or the performance by the Trust of its obligations under the Trust Documents to which it is a party.

                (viii) Assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Business Trust Act and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, and assuming that the Trust is treated as a grantor trust for federal income tax purposes and that the holders of the Capital Securities are viewed for federal income tax purposes as owners of either all of, or their liquidation and accrued but unpaid share of, the Subordinated Debt Securities held by the Trust, the holders of Capital Securities (other than those holders of Capital Securities who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware (in rendering the opinion expressed in this paragraph (viii), such counsel need express no opinion concerning the securities laws of the State of Delaware).



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

                                                                         ANNEX C

Pursuant to Section 5(c) of the Placement Agreement, counsel to the Company shall deliver an opinion in substantially the following form:

Sandler O'Neill & Partners, L.P.
9 West 57th Street
New York, New York 10019

Ladies and Gentlemen:

                We have acted as special tax counsel to Hawthorne Financial Corporation, a Delaware corporation (the "Company"), in connection with the offering by HFC Capital Trust II (the "Trust") of $5,000,000 Floating Rate MMCapS(SM) (liquidation amount $1,000 per capital security) (the "Capital Securities"). The Capital Securities represent undivided beneficial ownership interests in $5,155,000 in aggregate principal amount of Floating Rate Junior Subordinated Debt Securities due 2031 of the Company (the "Subordinated Debt Securities"). This opinion letter is furnished pursuant to Section 5(c) of the Placement Agreement dated November 14, 2001, between the Company, the Trust and you.

                In arriving at the opinions expressed below we have examined executed copies of (i) the Amended and Restated Trust Agreement of the Trust dated the date hereof (the "Declaration") and (ii) the Indenture relating to the issuance of the Subordinated Debt Securities dated the date hereof (the "Indenture") (together, the "Operative Documents"). In addition, we have made such investigations of law and fact as we have deemed appropriate as a basis for the opinion expressed below.

                It is our opinion that, under current law and assuming the performance of the Operative Documents in accordance with the terms described therein, the Subordinated Debt Securities will be treated for United States federal income tax purposes as indebtedness of the Company.

                It is our opinion that the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

                Our opinion is based on the U.S. Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. In rendering this opinion, we are expressing our views only as to the federal income tax laws of the United States of America.



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

                                                                         ANNEX D

                Pursuant to Section 5(d) of the Placement Agreement, counsel to Wilmington Trust Company (the "Trustee") shall deliver an opinion to the effect that:

                (i) The Trustee is a Delaware banking corporation with trust powers duly organized and validly existing in good standing under the laws of the State of Delaware with all necessary corporate power and authority to execute, deliver and carry out and perform its obligations under the terms of the Guarantee Agreement, the Declaration and the Indenture;

                (ii) the execution, delivery and performance by the Trustee of the Guarantee Agreement, the Declaration and the Indenture have been duly authorized by all necessary corporate action on the part of the Trustee and each of the Guarantee Agreement, the Declaration and the Indenture has been duly executed and delivered by the Trustee, and constitutes the legal, valid and binding obligation of the Trustee, enforceable against it in accordance with its terms (subject to Bankruptcy and Equity);

                (iii) the execution, delivery and performance of the Guarantee Agreement, the Declaration and the Indenture by the Trustee do not conflict with or constitute a breach of the charter or by-laws of the Trustee; and

                (iv) no consent, approval or authorization of, or registration with or notice to, any governmental authority or agency of the United States of America governing the banking or trust powers of the Trustee is required for the execution, delivery or performance by it of the Guarantee Agreement, the Declaration and the Indenture.

                                                                         ANNEX E

                Pursuant to Section 5(e) of the Placement Agreement, Morris, James, Hitchens & Williams LLP shall deliver an opinion to the following form.

                1. The Delaware Trustee has been duly incorporated and is validly existing in good standing as a banking corporation under the laws of the State of Delaware.

                2. The Delaware Trustee has the requisite corporate power and authority to execute and deliver each Declaration of Trust, and has taken all necessary corporate action to authorize the execution and delivery of each Declaration of Trust.

                3. The Delaware Trustee has duly executed and delivered each Declaration of Trust.

                4. Neither the execution, delivery and performance by the Delaware Trustee of each Declaration of Trust, nor the consummation of any of the transactions by the Delaware Trustee contemplated thereby, are in violation of the charter or by-laws of the Delaware Trustee or of any law, governmental rule or regulation of the State of Delaware or the United States governing the banking or trust powers of the Delaware Trustee or, to our knowledge, without independent investigation, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which the Delaware Trustee is a party or by which it is bound or, to our knowledge, without independent investigation, of any judgment or order applicable to the Delaware Trustee.

                5. Neither the execution, delivery and performance by the Delaware Trustee of each Declaration of Trust, nor the consummation of any of the transactions by the Delaware Trustee contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the United States of America governing the banking or trust powers of the Delaware Trustee, except for the filing of the certificate of trust for each Trust with the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Business Trust Act, 12 Del C. Section 3801, et seq., which filings have been duly made.



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